Exhibit 99.1 FOR IMMEDIATE RELEASE Arcut is Appoints Rob Scot t, MD to Board of Directors WESTLAKE VILLAGE, Calif., Oct . 28, 2026 – Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), a commercial-stage biopharmaceutical company focused on developing meaningful innovation in immuno-dermatology, today announced that Rob Scott, MD has been appointed to the Arcutis Board of Directors effective October 23, 2026. Dr. Scott is a global pharma industry leader and pioneer with over 40 years of experience inventing, advancing development for, and securing approvals of novel medicines including multiple blockbusters. “Rob has played a central role in bringing some of the industry’s most important medicines, including dermatology and immunology therapies, to the world, and we are excited to welcome him to our board,” said Frank Watanabe, president and CEO of Arcutis. “Rob’s deep experience taking novel medicines from development through approval will be invaluable as we advance our pipeline and work to bring meaningful innovation to people living with chronic inflammatory skin diseases.” “Arcutis is at an exciting stage of growth, with strong adoption of ZORYVE and a growing pipeline of potential new ZORYVE indications and a novel biologic,” said Rob Scott, MD. “Individuals with chronic skin diseases still need better treatment options, and I look forward to working with the management team and board to help deliver them.“ Dr. Scott was formerly the Chief Medical Officer at AbbVie where he had responsibility for approximately 40 new molecular entities and 4,000 team members before retiring in 2020. During his tenure, AbbVie achieved over 14 major regulatory approvals including Venclexta, Orilissa, Skyrizi, and Rinvoq. He also created the Development Design Center, a Center of Excellence focused on using AI, predictive analytics, and big data to design and implement better clinical trials. Previously, he served as the vice president of global development at Amgen, where he accelerated and achieved the approval of Repatha, a PCSK9 inhibitor for the treatment of cardiovascular disease. Dr. Scott was a member of the FDA Cardiac and Renal Drug Advisory Committee from 2012 to 2016 and participated as a committee member fourteen times. Earlier in

Exhibit 99.1 his career while at Pfizer, he developed Lipitor and Norvasc. He invented and developed the first commercially available Polypill - Caduet. In addition, at AtheroGenics, he conducted the first large cardiovascular outcomes study to be wholly performed by a small biotech. Rob has sat on multiple public and private boards, as well as scientific and strategic advisory boards. Dr. Scott is a Zimbabwean-born physician and a graduate of the University of Cape Town. INDICATIONS ZORYVE cream, 0.05%, is indicated for topical treatment of mild to moderate atopic dermatitis in pediatric patients 2 to 5 years of age. ZORYVE cream, 0.15%, is indicated for topical treatment of mild to moderate atopic dermatitis in adult and pediatric patients 6 years of age and older. ZORYVE cream, 0.3%, is indicated for topical treatment of plaque psoriasis, including intertriginous areas, in adult and pediatric patients 2 years of age and older. ZORYVE topical foam, 0.3%, is indicated for the treatment of plaque psoriasis of the scalp and body in adult and pediatric patients 12 years of age and older. ZORYVE topical foam, 0.3%, is indicated for the treatment of seborrheic dermatitis in adult and pediatric patients 9 years of age and older. IMPORTANT SAFETY INFORMATION ZORYVE is contraindicated in patients with moderate to severe liver impairment (Child-Pugh B or C). Flammability: The propellants in ZORYVE foam are flammable. Avoid fire, flame, and smoking during and immediately following application. The most common adverse reactions reported (≥1%) for ZORYVE cream 0.05% for pediatric patients with atopic dermatitis 2 to 5 years of age were upper respiratory tract infection (4.1%), diarrhea (2.5%), vomiting (2.1%), rhinitis (1.6%), conjunctivitis (1.4%), and headache (1.1%).

Exhibit 99.1 The most common adverse reactions reported (≥1%) for ZORYVE cream 0.15% for patients with atopic dermatitis 6 years of age or older were headache (2.9%), nausea (1.9%), application site pain (1.5%), diarrhea (1.5%), and vomiting (1.5%). The most common adverse reactions reported (≥1%) for ZORYVE cream 0.3% for plaque psoriasis were diarrhea (3.1%), headache (2.4%), insomnia (1.4%), nausea (1.2%), application site pain (1.0%), upper respiratory tract infection (1.0%), and urinary tract infection (1.0%). The most common adverse reactions reported (≥1%) for ZORYVE foam 0.3% for plaque psoriasis were headache (3.1%), diarrhea (2.5%), nausea (1.7%), and nasopharyngitis (1.3%). The most common adverse reactions reported (≥1%) for ZORYVE foam 0.3% for seborrheic dermatitis were nasopharyngitis (1.5%), nausea (1.3%), and headache (1.1%). Please see full Prescribing Information for ZORYVE foam and full Prescribing Information for ZORYVE cream. About Arcut is Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) is a commercial-stage medical dermatology company delivering meaningful innovation to address the needs of individuals living with chronic inflammatory skin diseases . Over the past decade, Arcutis has successfully developed a robust portfolio of advanced targeted topicals approved to treat three major inflammatory skin diseases, driven by a commitment to solving the most persistent patient challenges in dermatology. Arcutis’ unique dermatology development platform, built on established scientific pathways and coupled with deep clinical dermatology and commercial expertise, enables us to efficiently develop, scale, and deliver our differentiated therapies while advancing a growing pipeline across a range of inflammatory dermatological conditions. For more information, visit  www.arcutis.com or follow Arcutis on LinkedIn, Facebook, Instagram, and X. Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

Exhibit 99.1 amended. For example, statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the Company's growth, advancement of its development pipeline, and future business prospects . These statements are subject to substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that may cause our actual results to differ include risks inherent in our business, reimbursement and access to our products, the impact of competition and other important factors discussed in the “Risk Factors” section of our Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 25, 2026, as well as any subsequent filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. Contacts : Media Amanda Sheldon, Head of Corporate Communications media@arcutis.com Investors Brian Schoelkopf, Head of Investor Relations ir@arcutis.com